UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2005

ORBIMAGE HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-50933	20-2759725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21700 Atlantic Boulevard
Dulles, VA 20166
(Address of Principal Executive Offices)

(703) 480-7500
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 8.01 Other Events

On July 5, 2005, ORBIMAGE Holdings Inc. issued a press release announcing that it had issued $250 million aggregate principal amount of its Senior Secured Floating Rate Notes due 2012. A copy of this press release is filed herewith.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit
Number	Title

99.1	Press Release dated July 5, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2005	ORBIMAGE HOLDINGS INC.
	By:	/s/ Tony Anzilotti
Tony Anzilotti
Vice President-Finance and Controller